Exhibit 99.1

Teva Announces Successful Pricing of $4.9 billion (Equivalent) Senior Notes

TEL AVIV, Israel, September 10, 2026 (GLOBE NEWSWIRE) — Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) (“Teva”) announced today that it successfully priced its offering of approximately $4.9 billion (equivalent) of senior notes (the “Notes”). Teva expects to use the net proceeds from the offering, together with cash on hand, (i) to fund the redemptions of certain existing notes as further set out below (the “Conditional Redemptions”), (ii) to pay fees and expenses in connection therewith and (iii) to the extent of any remaining proceeds, for general corporate purposes, including the repayment of outstanding debt upon maturity, tender offer or earlier redemption. Net proceeds may be temporarily invested pending application for their stated purpose.

The Notes that successfully priced today consist of (i) Teva Pharmaceutical Finance Netherlands II B.V.’s (“Teva Finance II”) €1,000,000,000 aggregate principal amount of 4.250% EUR-denominated Senior Notes maturing in 2033, (ii) Teva Finance II’s €500,000,000 aggregate principal amount of 4.625% EUR-denominated Senior Notes maturing in 2036, (iii) Teva Pharmaceutical Finance Netherlands III B.V.’s (“Teva Finance III”) $1,000,000,000 aggregate principal amount of 5.500% USD-denominated Senior Notes maturing in 2034, (iv) Teva Finance III’s $1,000,000,000 aggregate principal amount of 5.750% USD-denominated Senior Notes maturing in 2037, and (v) Teva Pharmaceutical Finance Netherlands IV B.V.’s (“Teva Finance IV” and, together with Teva Finance II and Teva Finance III, the “Issuers”) $1,200,000,000 aggregate principal amount of 5.250% USD-denominated Senior Notes maturing in 2032.

The settlement of the Notes is expected to occur on or about September 16, 2026, subject to customary closing conditions. The settlement of the Notes in the amount indicated herein will satisfy the condition of the Conditional Redemptions that the applicable Issuers receive funding in an amount satisfactory to each such Issuer and in any case sufficient to pay the redemption price for the applicable series of notes in full and to cover all related expenses.

The Notes will be unsecured senior obligations of the Issuers and will be unconditionally guaranteed on a senior unsecured basis by Teva.

In connection with the Conditional Redemptions, Teva issued notices of conditional redemption on September 8, 2026, pursuant to which it intends to redeem in accordance with the terms set forth in the relevant indentures: (i) all of the 6.750% Senior Notes due 2028 that are outstanding, (ii) all of the 7.875% Sustainability-Linked Senior Notes due 2029 that are outstanding, (iii) all of the 7.375% Sustainability-Linked Senior Notes due 2029 that are outstanding, (iv) up to $450,000,000 in principal amount of 4.750% Sustainability-Linked Senior Notes due 2027 and (v) up to €1,250,000,000 in principal amount of 4.375% Sustainability-Linked Senior Notes due 2030. Teva may, in its sole discretion, decide to issue additional notices of conditional redemption and redeem certain of its other outstanding notes, or to amend the principal amounts to be redeemed under any of the foregoing notices, in each case in accordance with the terms set forth in the relevant indentures pursuant to which such notes were issued, although it is under no obligation to do so. On September 10, 2026, Teva expects to (a) issue an additional notice of conditional redemption pursuant to which Teva intends to redeem all of the 8.125% USD Sustainability-Linked Senior Notes due 2031 and (b) issue a notice of reduction pursuant to which Teva intend to reduce the amount of 4.375% Sustainability-Linked Senior Notes due 2030 being redeemed from up to €1,250,000,000 to €1,150,000,000.

The offering and sale of the Notes were made pursuant to our effective automatic shelf registration statement on Form S-3, including our base prospectus, filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2025. The offering of these Notes was made only by means of a prospectus supplement and accompanying base prospectus, which have been filed with the SEC. Before you invest, you should read the prospectus supplement and accompanying prospectus along with other documents that Teva has filed with the SEC and that are incorporated by reference into the prospectus supplement and accompanying base prospectus for more complete information about Teva and this offering. These documents are available at no charge by visiting EDGAR on the SEC website at http://www.sec.gov. Alternatively, a copy of the prospectus supplement and accompanying base prospectus related to this offering may be obtained, when available, by contacting BNP PARIBAS, 16, boulevard des Italiens, 75009 Paris, France, Attention: Fixed Income Syndicate (emails: dl.syndsupportbonds@uk.bnpparibas.com); BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, United States of America, Attention: Debt Syndicate Desk (email: DL.US.Syndicate.Support@us.bnpparibas.com); Citigroup Global Markets Europe AG or Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, United States of America, Telephone: (800) 831-9146, E-mail: prospectus@citi.com; Goldman Sachs Bank Europe SE, Marienturm, Taunusanlage 9-10, 60329 Frankfurt am Main, Germany, Attention: High Yield Syndicate Desk (Tel: +49 69 7532 1000, Fax: +44 (0)207 774 2330); J.P. Morgan SE, Taunustor 1 (TaunusTurm), 60310 Frankfurt am Main, Germany, Attention: Head of EMEA Capital Markets Group (email: Head_of_EMEA_DCMG@jpmorgan.com) and J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, United States of America, Attention: Investment Grade Syndicate Desk, Tel: (212) 834-6081).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Teva

Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) is transforming into a leading innovative biopharmaceutical company, enabled by a world-class generics business. For over 120 years, Teva’s commitment to bettering health has never wavered. From innovating in the fields of neuroscience and immunology to providing complex generic medicines, biosimilars and pharmacy brands worldwide, Teva is dedicated to addressing patients’ needs, now and in the future. At Teva, We Are All In For Better Health.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current beliefs and expectations and are subject to substantial risks and uncertainties, both known and unknown, that could cause our future results, performance or achievements to differ significantly from that expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include risks relating to: completion of the offering of senior notes and conditional redemptions for certain outstanding notes; our significant indebtedness, which may limit our ability to incur additional indebtedness, engage in additional transactions or make new investments; and our potential need to raise additional funds in the future, which may not be available on acceptable terms or at all; other financial and economic risks; and other factors discussed in our Quarterly Report on Form 10-Q for the second quarter of 2026, in our Annual Report on Form 10-K for the year ended December 31, 2025, including in the sections captioned “Risk Factors” and “Forward Looking Statements,” and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements. No assurance can be given that the transactions described herein will be consummated or as to the ultimate terms of any such transactions.

It may be unlawful to distribute this press release in certain jurisdictions. This press release is not for distribution in Canada, Japan or Australia. The information in this press release does not constitute an offer of securities for sale in Canada, Japan or Australia.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investors in the United Kingdom. For these purposes, the expression “retail investor” means a person who is either one (or both of the following): (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admission to Trading Regulations 2024. Consequently, no disclosure document required by FCA Product Disclosure Sourcebook (“DISC”) for offering, selling, or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and, therefore, offering, selling, or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

Promotion of the Notes in the United Kingdom is restricted by the Financial Services and Markets Act 2000 (“FSMA”), and accordingly, the Notes are not being promoted to the general public in the United Kingdom. This announcement is for distribution only to, and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (iii) high net worth entities, and other persons to whom they may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”).The Notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. This announcement is directed only at relevant persons and must not be acted on or relied on by anyone who is not a relevant person.

The Notes have not, may not and will not be offered, sold or delivered in the Netherlands, other than to qualified investors (as defined in Regulation (EU) 2017/1129).

The Notes have not, may not and will not be offered, sold or delivered in Israel, other than to persons who qualify as one of the types of investors listed in the First Addendum to the Israeli Securities Law, subject to and in accordance with the requirements set forth in the First Addendum to the Israeli Securities Law.

Teva Media Inquiries:

TevaCommunicationsNorthAmerica@tevapharm.com

Teva Investor Relations Inquiries:

TevaIR@Tevapharm.com

Source: Teva Pharmaceutical Industries Ltd